SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Open Solutions Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
INFORMATION ABOUT EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL TWO -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
APPENDIX A

OPEN SOLUTIONS INC.

300 Winding Brook Drive
Glastonbury, Connecticut 06033

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2004

To our stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Open Solutions Inc. will be held on Tuesday, May 25, 2004 at 9:30 a.m., local time, at the Hilton Garden Inn, 85 Glastonbury Boulevard, Glastonbury, Connecticut 06033. At the meeting, stockholders will consider and vote on the following matters:

1. The election of two (2) members to our board of directors to serve as Class I directors, each for a term of three years.

2. The ratification of the selection by the Audit Committee of our board of directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.

      The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 13, 2004 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to EquiServe Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

CARL D. BLANDINO
Secretary

Glastonbury, Connecticut

April 22, 2004

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

OPEN SOLUTIONS INC.

300 Winding Brook Drive
Glastonbury, Connecticut 06033

PROXY STATEMENT
for the 2004 Annual Meeting of Stockholders
to be held on May 25, 2004

       This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Open Solutions Inc. for use at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004 at 9:30 a.m., local time, at the Hilton Garden Inn, 85 Glastonbury Boulevard, Glastonbury, Connecticut 06033, and at any adjournment thereof.

      All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

      Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about April 26, 2004.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to David M. Henderson, Investor Relations Department, Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033, telephone: (860) 652-3155.

Voting Securities and Votes Required

      Stockholders of record at the close of business on April 13, 2004 will be entitled to notice of and to vote at the annual meeting. On that date, 17,089,782 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the ratification of PricewaterhouseCoopers LLP as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of EquiServe Trust Company, N.A., our transfer agent and registrar. One of our employees will serve as the inspector of elections at the annual meeting.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote those shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

      Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the ratification of PricewaterhouseCoopers LLP as our independent auditors and in favor of any other items that may properly come before the meeting.

      If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033, telephone: (860) 652-3155. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

      The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2004 by:

•	each person or entity that beneficially owns more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers on December 31, 2003, and

•	all of our directors and executive officers as a group.

      The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before May 14, 2004 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Menlo Ventures VI, L.P.(2)	1,819,028	10.7%
300 Sand Hill Road Building 4, Suite 100 Menlo Park, CA 94025
Connecticut Innovations, Incorporated(3)	930,393	5.5%
999 West Street Rocky Hill, CT 06067
Axiom Venture Partners, L.P.(4)	917,340	5.4%
City Place II, 17th Floor Hartford, CT 01603
Aetna Life Insurance Company(5)	869,786	5.1%
151 Farmington Avenue Hartford, CT 06106
Directors and Named Executive Officers
Louis Hernandez, Jr.(6)	837,489	4.7%
Andrew S. Bennett	105,779	*
Carl D. Blandino	118,555	*
Gary E. Daniel	104,100	*
Michael D. Nicastro	104,289	*
Douglas K. Anderson	279,313	1.6%
Douglas C. Carlisle(2)	1,819,028	10.7%
David Dame(7)	647,058	3.8%
Samuel F. McKay(4)	917,340	5.4%
Carlos P. Naudon(8)	391,102	2.3%
Richard P. Yanak	13,793	*
All directors and executive officers as a group (12 persons)	5,337,866	31.1%

*	Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before May 14, 2004: Mr. Hernandez: 593,234; Mr. Bennett: 59,217; Mr. Blandino: 72,986; Mr. Daniel: 72,446; Mr. Nicastro: 84,303; Mr. Anderson: 9,199; Mr. Yanak: 13,793; and all directors and executive officers as a group: 905,178.

(2)	Based solely on a Schedule 13G filed with the SEC on January 30, 2004. Consists of 1,792,088 shares held by Menlo Ventures VI, L.P. and 26,940 shares held by Menlo Entrepreneurs Fund VI, L.P. MV Management VI, L.P. is a general partner of Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P. Mr. Carlisle, a director of Open Solutions, H. DuBose Montgomery, John W. Jarve, Thomas H. Bredt, Sonja Hoel and Mark A. Siegel are general partners of MV Management VI, L.P. Messrs. Carlisle, Montgomery, Jarve, Bredt and Siegel and Ms. Hoel each disclaim beneficial ownership of the shares held by Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P., except to the extent of his or her pecuniary interest therein.

(3)	Based solely on a Schedule 13G filed with the SEC on February 12, 2004. Consists of 636,276 shares held by Connecticut Innovations, Incorporated and 294,117 shares held by Connecticut Innovations/ Webster LLC.

(4)	Based solely on Schedule 13Gs filed with the SEC on February 17, 2004. Consists of 682,046 shares held by Axiom Venture Partners, L.P. and 235,294 shares held by Axiom Venture Partners III Limited Partnership. Mr. McKay, a director of Open Solutions, is a general partner of Axiom Venture Partners,

L.P. and Axiom Venture Partners III Limited Partnership. Mr. McKay disclaims beneficial ownership of the shares held by Axiom Venture Partners, L.P. and Axiom Venture Partners III Limited Partnership, except to the extent of his pecuniary interest therein.

(5)	Based solely on a Schedule 13G filed with the SEC on February 17, 2004.

(6)	Includes 5,883 shares held by Wendy Hernandez, Mr. Hernandez’s spouse, and 13,793 shares held by the Hernandez Family 2003 Trust, of which Wendy Hernandez is a trustee. Mr. Hernandez disclaims beneficial ownership of the shares held by the Hernandez Family 2003 Trust, except to the extent of his pecuniary interest therein.

(7)	Consists solely of shares held by Key Principal Partners LLC. Mr. Dame, a director of Open Solutions, is a partner of Key Principal Partners LLC. Mr. Dame disclaims beneficial ownership of the shares held by Key Principal Partners LLC, except to the extent of his pecuniary interest therein.

(8)	Includes 189,849 shares held by Banking Spectrum Services, Inc., 20,689 shares held by The Enrique S. Naudon Trust, 20,689 shares held by The Ignacio S. Naudon Trust, 13,793 shares held by The Huguette Rivet Trust, 6,251 shares held by The Eric P. Steingass Trust dtd 12/22/97, 10,776 shares held by Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, 5,883 shares held by Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister PS and 5,883 shares held by Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister MP. Mr. Naudon, a director of Open Solutions, is chief executive officer, a director and the majority shareholder of Banking Spectrum Services, Inc., a trustee of Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister PS and Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister MP, and Susan Steingass, his spouse, is a trustee of The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust and The Eric P. Steingass Trust dtd 12/22/97. Mr. Naudon disclaims beneficial ownership of the shares held by The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust, The Eric P. Steingass Trust dtd 12/22/97, Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister PS and Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister MP, except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

PROPOSAL ONE — ELECTION OF DIRECTORS

      We have a classified board of directors consisting of two Class I Directors, two Class II Directors and three Class III Directors. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. The persons named in the enclosed proxy card will vote to elect, as Class I Directors, Carlos P. Naudon and Richard P. Yanak, the two director nominees, unless the proxy card is marked otherwise. Each Class I Director will be elected to hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified.

      If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified above, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that either of the nominees will be unable to serve if elected.

      For each member of our board of directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his age as of March 15, 2004, length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly held companies of which he serves as a director.

      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Term Expiring at the 2007 Annual Meeting of Stockholders (Class I Directors)

Carlos P. Naudon, age 53, became a director in 1994.

      Mr. Naudon has served as a director of Open Solutions since September 1994, as Managing Director and Acting Chief Executive Officer from March 1995 to October 1995, as Chairman of the Board from October 1995 to December 1997 and as Vice Chairman of the Board from December 1997 to 1998. Since January 1984, Mr. Naudon has served as President of Banking Spectrum, Inc., a banking consulting company. In addition, since April 1984, Mr. Naudon has been a partner at the law firm of Allister & Naudon.

Richard P. Yanak, age 68, became a director in 1996.

      Mr. Yanak has served as a director of Open Solutions since May 1996. Since April 2000, Mr. Yanak has been retired. From October 1996 to April 2000, Mr. Yanak served as a consultant to NYCE Corporation, an electronic banking services company. From December 1987 to October 1996, Mr. Yanak served as President and Chief Executive Officer of NYCE Corporation.

Directors Whose Term Expires at the 2005 Annual Meeting of Stockholders (Class II Directors)

Douglas K. Anderson, age 54, became a director in 1994.

      Mr. Anderson has served as a director of Open Solutions since July 1994 and as Chairman of the Board from December 1997 to March 2000. Mr. Anderson served as Chief Executive Officer of Open Solutions from December 1997 to November 1999 and as President from October 1995 to December 1997. Since April 2004, Mr. Anderson has served as a consultant to New Alliance Bank. From November 1999 to April 2004, Mr. Anderson served as a director and President of the Savings Bank of Manchester, a community bank. From December 1986 to October 1995, Mr. Anderson was also employed by the Savings Bank of Manchester and was responsible for all bank operations and information technology, including as Executive Vice President. Prior to joining the Savings Bank of Manchester, Mr. Anderson was employed for 14 years by Unisys Corporation, an international technology company.

Samuel F. McKay, age 64, became a director in 1995.

      Mr. McKay has served as a director of Open Solutions since December 1995. Since April 1994, Mr. McKay has served as Chief Executive Officer of Axiom Venture Advisors, Inc., a venture capital firm. Previously, Mr. McKay was general partner of Connecticut Seed Ventures, L.P., a venture capital firm that invests in start-up companies. Mr. McKay is also a director of Anika Therapeutics, Inc., a medical devices company.

Directors Whose Term Expires at the 2006 Annual Meeting of Stockholders (Class III Directors)

Louis Hernandez, Jr., age 37, became a director in 2000.

      Mr. Hernandez has served as Chairman of the Board of Open Solutions since March 2000 and as Chief Executive Officer since November 1999. From January 1998 to November 1999, Mr. Hernandez served as Executive Vice President of RoweCom Inc., an electronic commerce software vendor to the financial services, healthcare and academic markets. Mr. Hernandez served as RoweCom’s Chief Financial Officer between February 1997 and November 1999. Prior to joining RoweCom, Mr. Hernandez served as the Chief Financial Officer and Corporate Secretary for U.S. Medical Instruments, Inc., a high technology medical device company. From 1990 to 1996, Mr. Hernandez worked in the business and advisory services group of Price Waterhouse LLP, an accounting firm.

Douglas C. Carlisle, age 47, became a director in 1994.

      Mr. Carlisle has served as a director of Open Solutions since March 1994. Since 1982, Mr. Carlisle has served as Managing Director of Menlo Ventures, a venture capital firm that invests in emerging growth technology companies.

David Dame, age 45, became a director in 2000.

      Mr. Dame has served as a director of Open Solutions since March 2000. Since January 1999, Mr. Dame has served as a partner of Key Principal Partners LLC, a venture capital fund. From January 1984 to December 1998, Mr. Dame held various positions at IBM Corp., a multi-national technology company, most recently, Managing Director of Rapid Commercialization.

Executive Officers

Andrew S. Bennett, age 38, became an executive officer in 2001.

      Mr. Bennett has served as Senior Vice President of Operations of Open Solutions since June 2001. From December 1999 to May 2001, Mr. Bennett served as a Management Consultant at NexPress Solutions LLC, a Kodak/ Heidelberg joint venture providing digital printing solutions. From October 1997 to December 1999, Mr. Bennett served as Vice President and General Manager of Worldwide Service at Kodak Professional, a provider of imaging solutions. From November 1995 to October 1997, Mr. Bennett held various management positions with NCR Corporation, a provider of information technology solutions to the retail, financial and telecommunications industries, including as Assistant Vice President of Worldwide Multivendor Services and Director of Global Programs.

Carl D. Blandino, age 53, became an executive officer in 2002.

      Mr. Blandino has served as Senior Vice President of Open Solutions since January 2004, as Chief Financial Officer since January 2002 and as Vice President from January 2002 to January 2004. From February 2000 to January 2002, Mr. Blandino served as Executive Vice President and Chief Financial Officer of Online Resources Corporation, a provider of online banking and bill payment services. From July 1998 to June 1999, Mr. Blandino served as Chief Financial Officer and Senior Vice President of Administration of Segue Software, Inc., an electronic commerce software provider. From February 1997 to March 1998, Mr. Blandino served as Chief Financial Officer of Per-Se Technologies, Inc., a health care systems integrator and software provider. From September 1992 to January 1997, Mr. Blandino served as the head of bill payment and call center operations for Online Resources Corporation, a provider of online banking and bill payment services. Mr. Blandino also spent over 10 years in public accounting in various management positions with Coopers & Lybrand and Deloitte Haskins & Sells, both international public accounting firms.

Gary E. Daniel, age 59, became an executive officer in 2001.

      Mr. Daniel has served as Senior Vice President and General Manager, Credit Union Sales of Open Solutions since November 2003 and served as Senior Vice President of Sales and Marketing from March 2001 to November 2003. From June 1989 to March 2001, Mr. Daniel served as Senior Vice President of the Community Banking Group of ALLTEL Information Services, Inc., a software and service provider to the financial services industry. From October 1987 to March 1989, Mr. Daniel served as Executive Vice President of First Operations Resources, Inc. (a subsidiary of M&T Bank), a provider of data processing services for community banks.

James R. Kern, age 43, became an executive officer in 2003.

      Mr. Kern has served as Senior Vice President and General Manager, Bank Sales of Open Solutions since November 2003. From May 2000 to November 2003, Mr. Kern served as Vice President and General Manager of Syntegra (USA) Inc., a subsidiary of British Telecommunications plc, a provider of voice and data integration services to the financial trading market. From October 1995 to May 2000, Mr. Kern served as Regional Vice President of Sales and, subsequently, as Senior Vice President of Sales & Marketing of the Information Services Group of The BISYS Group, Inc., a provider of processing platforms for the financial services industry. From 1985 to 1995, Mr. Kern served in various management and sales roles with companies in the credit union industry.

Michael D. Nicastro, age 45, became an executive officer in 1994.

      Mr. Nicastro has served as General Manager, Strategic Solutions Group of Open Solutions since December 2003 and as Senior Vice President since January 2002. Mr. Nicastro also served as General Manager, Delivery Systems Group from January 2002 to December 2003, as Vice President of Marketing from October 1996 to January 2002, and as Director of Marketing and Customer Services from September 1994 to October 1996. From February 1985 to September 1994, Mr. Nicastro held various product management positions with the Data Services Division of NCR Corporation, a provider of information technology solutions to the retail, financial and telecommunications industries. In addition, Mr. Nicastro served in various positions at Bristol Savings Bank, a Connecticut-based bank, and Citicorp, a bank.

      For additional information relating to our executive officers, see the disclosure regarding Mr. Hernandez set forth under the heading “Proposal One — Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.

      For information relating to shares of our common stock owned by each of our directors, our top five most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading “Stock Ownership Information.”

CORPORATE GOVERNANCE

General

      We believe that good corporate governance is important to ensure that Open Solutions is managed for the long-term benefit of its stockholders. We regularly review our corporate governance policies and the practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission and the new listing standards of the Nasdaq Stock Market.

      Based on our review, we have taken steps to implement many of the new and proposed rules and new listing standards. In particular, we have adopted new charters for our Audit Committee, Compensation Committee and Nominations Committee and adopted a code of business conduct and ethics applicable to all of our directors, officers and employees.

Board of Directors Meetings

      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our board of directors’ primary responsibility is to oversee the management of the company and, in doing so, serve the best interests of Open Solutions and its stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on Open Solutions. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

      During the fiscal year ended December 31, 2003, our board of directors met eleven times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during the fiscal year ended December 31, 2003. Resolutions adopted by the board of directors provide that directors are encouraged to attend our annual meetings of stockholders.

Board Determination of Independence

      Under rules of the Nasdaq Stock Market that become applicable to us on the date of the annual meeting of stockholders, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Anderson, Carlisle, Dame, McKay, Naudon or Yanak has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Board Committees

      Our board of directors has established three standing committees — audit, compensation and nominations — each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the Investor Relations section of our website, www.opensolutions.com. A copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement.

      The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to us on the date of the annual meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the audit committee are independent as defined by the rules of the Nasdaq Stock Market that apply to us until the date of the annual meeting.

Audit Committee

      The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditors,

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from our independent auditors,

•	pre-approving audit and non-audit services to be provided by our independent auditors,

•	reviewing and discussing with our management and independent auditors our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing policies regarding procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters,

•	meeting independently with our independent auditors and management,

•	reviewing all related party transactions, and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement).

      The board of directors has determined that Douglas K. Anderson is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The members of the audit committee are Messrs. Anderson (chairman), Dame and McKay. The audit committee met seven times during 2003.

Compensation Committee

      The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation,

•	determining our CEO’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to the compensation of our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation.

      The members of the compensation committee are Messrs. Carlisle, McKay (chairman) and Yanak. The compensation committee met three times during 2003.

Nominations Committee

      The nominations committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors, and

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees.

      We established our nominations committee in August 2003. The members of the nominations committee are Messrs. Carlisle, Dame and Yanak (chairman). The nominations committee did not hold any formal meetings during 2003.

Director Candidates

      The process followed by the nominations committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominations committee and the board of directors.

      In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominations committee will apply the criteria attached to its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominations committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

      Stockholders may recommend individuals to the nominations committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Secretary, Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominations committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominations committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Communicating with the Independent Directors

      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominations committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominations committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Secretary, Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033.

Report of the Audit Committee

      Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

      The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with management and our independent auditors.

      The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the audit committee, among other things, the following:

•	significant accounting policies selected by management, including critical accounting policies and alternative treatments under generally accepted accounting principles, and our independent auditors’ judgment about the quality of accounting principles used by management,

•	material uncertainties related to events and conditions,

•	difficulties encountered in performing the audit,

•	potential impact on the financial statements of any significant risks and exposures,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates,

•	disagreements with management over the application of accounting principles, and

•	the basis for management’s accounting estimates and the disclosures in our financial statements.

      Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on their independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with the independent auditors their independence from Open Solutions.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

      By the audit committee of the Board of Directors of Open Solutions Inc.

Douglas K. Anderson
David Dame
Samuel F. McKay

Independent Auditors’ Fees

      The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002

Audit Fees(1)	$787,450	$93,000
Audit-Related Fees(2)	$189,499	$106,142
Tax Fees(3)	$60,730	$61,285
All Other Fees(4)	$15,000	$0

Total Fees	$1,052,679	$260,427

(1)	Audit fees consist of fees for the audit of our financial statements and for services provided in connection with certain regulatory filings. In 2003, audit fees included fees for services in connection with the filing of a Registration Statement on Form S-1 and the delivery of an SAS 72 comfort letter to our underwriters.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, consultations concerning financial accounting and reporting standards, and an SAS 70 service organization audit.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $50,000 of the total tax fees paid for 2003 and $46,800 of the total tax fees paid for 2002. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)	All other fees for 2003 consist of a risk management review.

     Pre-Approval Policy and Procedures

      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage our independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent auditors during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided by our independent auditors. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Compensation of Directors

      We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. During the fiscal year ended December 31, 2003, our non-employee directors did not receive separate compensation for services rendered as directors. Beginning in the fiscal year ending December 31, 2004, each of our non-employee directors will receive an annual retainer fee of $4,000, and an additional $2,000 for each committee on which the non-employee director serves. No director who also serves as an employee receives separate compensation for services rendered as a director. We currently have six non-employee directors on our board of directors: Messrs. Anderson, Carlisle, Dame, McKay, Naudon and Yanak.

      During the fiscal year ended December 31, 2003, we did not grant any stock options to the non-employee members of our board of directors. Beginning in the fiscal year ending December 31, 2004, each of our non-employee directors will be granted, on the date of the annual meeting of stockholders for such year, a stock option to purchase 5,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the Nasdaq National Market on the date of grant. One-third of the shares of common stock underlying the stock options will be exercisable one year after the date of grant, and the stock options for the remaining shares vest monthly thereafter over a two-year period.

      Mr. Hernandez did not receive any compensation during the fiscal year ended December 31, 2003 for services rendered as a director. Mr. Hernandez’s compensation for service as our chief executive officer is discussed under the heading “Information About Executive Compensation.”

Certain Relationships and Related Transactions

      On March 29, 2002, we acquired certain assets and intellectual property rights of HNC Financial Solutions, Inc., a division of HNC Software Inc. (now known as Fair Isaac Corporation), which is an investor in Open Solutions, and assumed certain future software maintenance and support obligations in exchange for a $500,000 promissory note. The promissory note accrued interest at an annual rate of 6%, and the principal balance was due in full on March 29, 2004. Concurrent with the acquisition, we entered into a license and service agreement under which HNC Financial Solutions, Inc. licensed to us additional software in exchange for $564,000 in cash.

      On October 31, 2002, we purchased from HNC Software Inc. the underlying intellectual property rights to the additional software that had been licensed in the March 2002 transaction, accounts receivable and related future software maintenance and support obligations in exchange for a $950,000 promissory note. The promissory note accrued interest at an annual rate of 4.5%, and the principal balance was due in full on October 31, 2005. A portion of the promissory note was subject to acceleration in the event that a specific former customer of HNC Software Inc. paid us $750,000 or any portion thereof on or before April 30, 2003, in which case, the original principal amount of the promissory note was to be reduced on a dollar-for-dollar basis and any remaining receivable would be assigned back to HNC Software Inc. We received the full $750,000 that was owed to us, and as a result, owed $950,000 to HNC Software Inc. under the promissory note.

      These notes were paid in full in December 2003 with the proceeds from our initial public offering.

      Mr. Thompson, a former director of Open Solutions, is the Vice President of Corporate Development of Fair Isaac Corporation, the successor-in-interest to HNC Software Inc. Mr. Thompson resigned from the board of directors on December 2, 2003 upon the closing of our initial public offering.

      We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors,

•	approved by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.

      For executive officer compensation and option exercise information, see “Information About Executive Compensation — Compensation of Executive Officers” and “Information About Executive Compensation — Report of the Compensation Committee.”

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth certain information concerning annual and long-term compensation for services rendered to us for the fiscal years ended December 31, 2002 and 2003, by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2003.

SUMMARY COMPENSATION TABLE

						Long-Term
		Annual Compensation				Compensation

							Number of
						Restricted	Securities
Name and Principal				Other Annual		Stock	Underlying	All Other
Position	Fiscal Year	Salary	Bonus	Compensation		Awards(1)	Options	Compensation

Louis Hernandez, Jr.	2003	$321,200	$260,000	$1,446	(2)	$984,019	103,448	$5,756	(3)
Chairman of the Board	2002	$311,467	$140,000	—		—	120,689	$5,707	(4)
and Chief Executive Officer
Andrew S. Bennett	2003	$190,000	$86,000	—		$134,412	55,172	$2,000	(5)
Senior Vice President,	2002	$190,000	$54,492	—		—	6,896	$2,000	(5)
Operations
Carl D. Blandino	2003	$180,000	$145,000	—		$195,507	34,482	$2,000	(5)
Senior Vice President	2002	$173,585	$62,200	$33,231	(6)	—	110,334	$1,736	(5)
and Chief Financial Officer
Gary Daniel	2003	$200,000	$121,000	—		$158,850	48,275	$2,000	(5)
Senior Vice President	2002	$187,500	$100,000	—		—	6,896	$2,000	(5)
and General Manager, Credit Union Sales
Michael D. Nicastro	2003	$175,000	$91,625	—		$100,294	34,482	$2,000	(5)
Senior Vice President,	2002	$171,016	$36,369	—		—	6,896	$1,860	(5)
and General Manager, Strategic Solutions Group

(1)	On May 7, 2003, we issued an aggregate of 680,530 shares of common stock to nineteen of our employees pursuant to our 2000 Stock Incentive Plan. Of these shares, 341,022 were issued to Mr. Hernandez, 46,582 were issued to Mr. Bennett, 67,755 were issued to Mr. Blandino, 55,051 were issued to Mr. Daniel and 34,758 were issued to Mr. Nicastro. The shares of common stock issued to each of these individuals were subject to stock restriction agreements and vested at the end of seven years or immediately upon a change in control or initial public offering. These contractual restrictions lapsed upon the completion of our initial public offering. The dollar amount listed assumes a per share price of $2.8855, the fair market value of the common stock as determined by our board of directors on May 7, 2003. Over the remainder of 2003, we adjusted our financial statements to reflect the fair market value of such stock at the time of grant to be $4.814.

(2)	Consists of amounts paid by us to reimburse Mr. Hernandez for personal property taxes on the use of a car leased by Open Solutions.

(3)	Consists of $1,606 we contributed to Mr. Hernandez’s 401(k) plan and $4,150 we paid for the premiums on a $5,000,000 term life insurance policy of which Mr. Hernandez has selected the beneficiaries.

(4)	Consists of $1,557 we contributed to Mr. Hernandez’s 401(k) plan and $4,150 we paid for the premiums on a $5,000,000 term life insurance policy of which Mr. Hernandez has selected the beneficiaries.

(5)	Consists of amounts contributed by us to these executive officers’ 401(k) plans.

(6)	Consists of reimbursement made to Mr. Blandino for moving expenses.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		Percent of
		Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees			Option Term(3)
	Options	in Fiscal	Exercise Price	Expiration
Name	Granted(1)	Year(2)	(per share)	Date	5%	10%

Louis Hernandez, Jr.	103,448	15.61%	$2.8855	5/5/2013	$2,566,101	$4,262,898
Andrew S. Bennett	55,172	8.33%	$2.8855	5/5/2013	$1,368,581	$2,273,534
Carl D. Blandino	34,482	5.20%	$2.8855	5/5/2013	$855,350	$1,420,938
Gary Daniel	48,275	7.28%	$2.8855	5/5/2013	$1,197,496	$1,989,322
Michael D. Nicastro	34,482	5.20%	$2.8855	5/5/2013	$855,350	$1,420,938

(1)	All stock options listed were granted on May 6, 2003. One-fourth of the shares of common stock underlying each of these stock options are exercisable one year after the date of grant, and the stock options vest monthly thereafter over a three-year period.

(2)	During the fiscal year ended December 31, 2003, we granted stock options to purchase an aggregate of 662,704 shares of our common stock to our employees, including our executive officers.

(3)	The potential realizable value is calculated assuming the fair market value of our common stock appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of appreciation compounded annually from the dates the respective options were granted to their expiration date based on our initial public offering price of $17.00, minus the applicable per share exercise price. Annual rates of stock price appreciation of 5% and 10% from the initial public offering price is assumed pursuant to the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of our common stock.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table contains information concerning stock options to purchase shares of our common stock held as of December 31, 2003 by each of our named executive officers. These options were granted under our stock incentive plans.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares Acquired		Options at Fiscal Year-End		Fiscal Year-End(1)
	on Exercise	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis Hernandez, Jr.	—	—	546,123	228,465	$6,152,372	$2,815,646
Andrew S. Bennett	—	—	42,743	88,290	$442,390	$1,154,351
Carl D. Blandino	—	—	52,873	91,953	$547,236	$1,102,055
Gary Daniel	—	—	60,199	77,730	$623,060	$1,014,985
Michael D. Nicastro	—	—	70,328	53,615	$939,377	$705,257

(1)	Value is based on the difference between the closing sale price per share of our common stock on December 31, 2003, the last trading day of the fiscal year ended December 31, 2003 ($17.60), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment Agreements

      We are party to an employment agreement, dated May 6, 2002, with Louis Hernandez, Jr., our chairman of the board and chief executive officer. Under this agreement, which has a three-year term, we agreed to pay Mr. Hernandez an annual base salary of $321,200 subject to increase at the discretion of our board of directors, and an annual cash bonus of up to 50% of his base salary, based on the achievement of certain performance targets. Our compensation committee determines Mr. Hernandez’s annual cash bonus. The compensation committee bases this determination on a number of factors, including the commercial introduction of new products and services, Mr. Hernandez’s efforts in identifying appropriate product and business acquisition candidates, and our performance compared to our corporate objectives for a given year, specifically with respect to revenues and earnings. In addition, Mr. Hernandez was granted a stock option to purchase 103,448 shares of common stock at an exercise price of $7.25 per share in connection with the execution of the agreement. The agreement also includes a covenant by Mr. Hernandez not to compete with our business or to solicit any of our employees or clients during the 12-month period following his employment termination. The agreement provides for severance pay if his employment terminates without cause or good reason, or following a change of control (as defined in the employment agreement), equal to Mr. Hernandez’s base salary and the full amount of his target bonus for that year. If Mr. Hernandez’s employment terminates following a change of control, in addition to receiving the severance pay described above, any outstanding stock options held by him will become fully vested.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of our 1994 Stock Option Plan, 2000 Stock Incentive Plan, 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan. All of our equity compensation plans were approved by our stockholders.

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))(1)

Equity compensation plans approved by stockholders	2,910,292	$5.3182	5,894,927
Equity compensation plans not approved by stockholders	—	—	—

Total	2,910,292	$5.3182	5,894,927

(1)	Includes 9,641 shares of our common stock issuable under our 1994 Stock Option Plan, 2,437,011 shares of our common stock issuable under our 2000 Stock Incentive Plan, 2,068,965 shares of our common stock issuable under our 2003 Stock Incentive Plan and 1,379,310 shares of our common stock issuable under our 2003 Employee Stock Purchase Plan.

Report of the Compensation Committee

      Our executive compensation program is administered by the compensation committee which is currently composed of three non-employee directors.

      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The compensation committee establishes compensation policies for Mr. Hernandez, the chairman of the board and chief executive officer. In addition, Mr. Hernandez recommends compensation packages for the remaining executive officers which the compensation committee reviews and approves or denies.

      This report is submitted by the compensation committee and addresses the compensation policies for the fiscal year ended December 31, 2003 as they affected Mr. Hernandez and our other executive officers.

Compensation Philosophy

      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

     • Competitive and Fair Compensation

      We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

     • Sustained Performance

      Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, timely development and introduction of new products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

      In evaluating each executive officer’s performance, we generally conform to the following process:

•	business and individual goals and objectives are set for each performance cycle,

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Open Solutions are evaluated,

•	the executive’s performance is then compared with peers within Open Solutions and the results are communicated to the executive, and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

      Annual compensation for our executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $708,820 were paid to our executive officers for the fiscal year ended December 31, 2003.

      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Open Solutions as a whole or of a business group of Open Solutions,

•	continued innovation in development and commercialization of our technology,

•	timely development and introduction of new products or processes,

•	development and implementation of successful marketing and commercialization strategies, and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.

      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The compensation committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Base salaries for our executive officers increased approximately 3% for the fiscal year ended December 31, 2003 as compared to the fiscal year ended December 31, 2002.

      Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with monthly vesting schedules over a four-year period (however, the options may not be exercised during the first year after they are granted) to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2003, we granted stock options to purchase an aggregate of 358,617 shares of our common stock to executive officers, 275,859 of which were at an exercise price of $2.8855 per share and the remaining 82,758 of which were at an exercise price of $13.05. All stock options granted to executive officers during the fiscal year ended December 31, 2003 were granted at fair market value as determined by our board of directors on the date of grant.

      Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In general, we intend to structure the performance-based portion of the compensation of our executive officers, which currently consists solely of stock option grants, in a manner that complies with Section 162(m) so as to mitigate any disallowance of deductions. Nevertheless, there can be no assurance that compensation attributable to stock options granted under our stock incentive plans will be exempt from Section 162(m) as qualified performance-based compensation. In addition, the compensation committee has the authority to authorize compensation payments that may be subject to the limit where the compensation committee believes that such payments are appropriate and in the best interests of Open Solutions and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Mr. Hernandez’s 2003 Compensation

      Mr. Hernandez is eligible to participate in the same executive compensation plans available to the other executive officers. The compensation committee believes that Mr. Hernandez’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

      Mr. Hernandez’s salary was $321,200 for the fiscal year ended December 31, 2003 and $311,467 for the fiscal year ended December 31, 2002, a 3.1% increase. Mr. Hernandez received a bonus of $260,000 in January 2004 for his performance during the fiscal year ended December 31, 2003. In determining Mr. Hernandez’s compensation, the compensation committee considered a number of factors, including the commercial introduction of new products and services, Mr. Hernandez’s efforts in identifying appropriate product and business acquisition candidates, and Open Solutions’ performance compared to our corporate objectives for the fiscal year ended December 31, 2003, specifically with respect to revenues and earnings.

      By the compensation committee of the Board of Directors of Open Solutions Inc.

Douglas C. Carlisle
Samuel F. McKay
Richard P. Yanak

Compensation Committee Interlocks and Insider Participation

      All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2003 were made by our compensation committee, consisting of Messrs. Carlisle, McKay, Thompson and Yanak. Mr. Thompson was replaced as a member of the compensation committee by Mr. Yanak when Mr. Thompson resigned from the board of directors on December 2, 2003 in connection with the closing of our initial public offering. None of the current members of our compensation committee has been employed by us. None of our executive officers participated in deliberations of our board of directors or compensation committee concerning executive officer compensation for the fiscal year ended December 31, 2003. None of our executive officers have served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity.

HNC Software Inc.

      Mr. Thompson is the Vice President of Corporate Development of Fair Isaac Corporation, the successor-in-interest to HNC Software Inc.

      On March 29, 2002, we acquired certain assets and intellectual property rights of HNC Financial Solutions, Inc., a division of HNC Software Inc. (now known as Fair Isaac Corporation), which is an investor in Open Solutions, and assumed certain future software maintenance and support obligations in exchange for a $500,000 promissory note. The promissory note accrued interest at an annual rate of 6%, and the principal balance was due in full on March 29, 2004. Concurrent with the acquisition, we entered into a license and service agreement under which HNC Financial Solutions, Inc. licensed to us additional software in exchange for $564,000 in cash.

      On October 31, 2002, we purchased from HNC Software Inc. the underlying intellectual property rights to the additional software that had been licensed in the March 2002 transaction, accounts receivable and related future software maintenance and support obligations in exchange for a $950,000 promissory note. The promissory note accrued interest at an annual rate of 4.5%, and the principal balance was due in full on October 31, 2005. A portion of the promissory note was subject to acceleration in the event that a specific former customer of HNC Software Inc. paid us $750,000 or any portion thereof on or before April 30, 2003, in which case, the original principal amount of the promissory note was to be reduced on a dollar-for-dollar basis and any remaining receivable would be assigned back to HNC Software Inc. We received the full $750,000 that was owed to us, and as a result, owed $950,000 to HNC Software Inc. under the promissory note.

      These notes were paid in full in December 2003 with the proceeds from our initial public offering.

COMPARATIVE STOCK PERFORMANCE GRAPH

      The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 26, 2003, the date on which our common stock was first publicly traded, and plotted at the close of the last trading day of the fiscal year ended December 31, 2003, in each of (i) our common stock, (ii) the Nasdaq Market Index, and (iii) a peer group index that consists of companies with SIC Code 7373 — Computer Integrated System Design.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG OPEN SOLUTIONS INC.,
NASDAQ MARKET INDEX AND PEER GROUP

	November 26, 2003	December 31, 2003

Open Solutions Inc	100.00	94.31

Nasdaq Market Index	100.00	102.07

Peer Group	100.00	102.39

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

      The board of directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.

OTHER MATTERS

      Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

      The cost of solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting of stockholders, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

      In order to be included in proxy material for the 2005 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 300 Winding Brook Drive, Glastonbury, Connecticut 06033 no later than December 28, 2004. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

      If a stockholder wishes to present a proposal before the 2005 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting of stockholders. Assuming that our 2005 Annual Meeting of Stockholders is held on or after May 5, 2005 and on or before July 23, 2005 (as we currently anticipate), our By-Laws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 24, 2005 and no later than March 26, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005

Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

CARL D. BLANDINO
Secretary

Glastonbury, Connecticut

April 22, 2004

      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

APPENDIX A

OPEN SOLUTIONS INC.

AUDIT COMMITTEE CHARTER

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.     Structure and Membership

      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A 3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A 3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee shall serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In its evaluation of the independent auditor, the Audit Committee shall present its conclusions with respect to the independent auditor to the full Board of Directors. The Audit Committee shall also, with respect to its review of the independent auditor, review and evaluate the lead partner and other senior members of the independent auditor. The Audit Committee shall take into account the opinions of management and the Company’s internal auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3. Additional Independence Procedures. The Audit Committee shall:

•	confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act of 2002;

•	confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-audit-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act of 2002; and

•	annually consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

      4. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. As part of its evaluation of compensation for the independent auditor, the Audit Committee shall compare the fees paid for audit services to those paid by peer companies as a means of assessing whether the scope of audit work is sufficient.

      5. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

      6. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

      7. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of stockholders.

Review of Other Financial Disclosures

      10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      11. Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

      12. Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

      13. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934.

      14. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      15. Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

      16. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee may also periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      8. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of Open Solutions Inc. that require your prompt attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Open Solutions Inc.

PROXY

OPEN SOLUTIONS INC.

300 Winding Brook Drive
Glastonbury, Connecticut 06033

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2004

The undersigned, revoking all prior proxies, hereby appoints Louis Hernandez, Jr., Carl D. Blandino and Kim Finocchiaro as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of Open Solutions Inc. (the “Company”) held of record by the undersigned on April 13, 2004 at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004 at 9:30 a.m. and any adjournments thereof. The undersigned hereby directs Louis Hernandez, Jr., Carl D. Blandino and Kim Finocchiaro to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting of Stockholders, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

							FOR	AGAINST	ABSTAIN
1.	To elect the following two (2) nominees as Class I Directors of the Company: Nominees: (01) Carlos P. Naudon (02) Richard P. Yanak				2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

☐
For all nominees except as noted above.						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

					Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership in name by authorized person, giving full title.

Signature:	Date:	Signature:	Date: